Exhibit 99.1

PRESS RELEASE	CONTACT: Jill Swartz
For Immediate Release	(949) 833-8252 Ext. 123
js@tnpre.com
Moreno Valley Marketplace Welcomes Two New Tenants
IRVINE, Calif., (September 2, 2010) – TNP Strategic Retail Trust, Inc. announced today Moreno Valley Marketplace, a grocery anchored multitenant retail center, has two new retailers.
Both tenants have a 5-year lease term, with one tenant occupying 1,235 square feet and the other new tenant occupying 1,051 square feet.
“We are very pleased with the leasing velocity at Moreno Valley Marketplace and are exceeding our lease up projections,” said Steve Winger, Thompson National Properties’ SVP and National Leasing Director. “These are the second and third retailers to join the center in recent months increasing the center occupancy from 71 percent to 76 percent.”
TNP Strategic Retail Trust acquired Moreno Valley Marketplace in November 2009. The 94,574 square foot newly constructed, upscale grocery anchored retail center is located in the Rancho Belago area of Moreno Valley, California. The multitenant property is anchored by Stater Bros, a major grocery store chain, and features Wells Fargo Bank and prominent fast food chains SUBWAY® and Jack in the Box®.
About TNP Strategic Retail Trust, Inc.
TNP Strategic Retail Trust, Inc. is a publicly registered non-traded REIT that invests in grocery and drug-store anchored, multitenant necessity retail properties, located primarily in the Western United States and real estate related assets, including investment in or origination of mortgage, mezzanine, bridge and other loans related to commercial real estate. As of September 1, 2010, TNP Strategic Retail Trust has issued 1,971,601 shares of common stock. Its Board of Directors has approved a 7 percent annual dividend, to be paid monthly starting in July 2010. For more information regarding TNP Strategic Retail Trust, please visit www.tnpsrt.com.
About Thompson National Properties, LLC
Thompson National Properties, LLC (“TNP”) is an international real estate advisory company, specializing in the management and creation of real estate investment funds. TNP uses a variety of investment structures to fit the needs of its investors, which are designed specifically for both institutional and high net worth individual investors alike. Thompson National Properties is also a leader in both property and asset management and receivership services, a key element in any successful commercial real estate investment in today’s lender driven marketplace.
Headquartered in Irvine, California, Thompson National Properties was founded in April 2008 and has seven regional offices. As of September 1, 2010, Thompson National Properties manages a portfolio of 134 commercial properties, in 30 states, totaling more than 18.9 million square feet, on behalf of over 4,000 investor/owners with an overall purchase value of $2.4 billion dollars. Recently TNP expanded its operations to the Middle East to provide valuation and advisory services on over 2.3 million square feet of real estate in Saudi Arabia. For more information regarding Thompson National Properties, please visit www.tnpre.com.
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Thompson National Properties, LLC
1900 Main Street, Suite 700 • Irvine, CA 92614 • T: (949) 833-8252 F: (949) 252-0212
www.tnpre.com

Forward-looking statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting the Company’s ability to acquire or sell real estate assets; national and local economic and business conditions; the Company’s ability to maintain sufficient liquidity and access capital markets; and the performance of real estate assets after they are acquired. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.
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Thompson National Properties, LLC
1900 Main Street, Suite 700 • Irvine, CA 92614 • T: (949) 833-8252 F: (949) 252-0212
www.tnpre.com